UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 16, 2009
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51712 (Commission File Number)	71-0971567 (IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada (Address of principal executive offices)	T2P 3E5 (Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 1, 2009 the Issuer's wholly owned subsidiary, Park Place Energy Inc. ("Park Place Sub"), entered into a Purchase and Sale Agreement (the "Agreement") effective September 1, 2009 with a closing date of October 30, 2009, with Novus Energy Inc., an Alberta corporation, ("Novus") whereby Novus will buy the entire right, title, estate and interest in and to Park Place Sub's Eight Mile property in North Eastern British Columbia (the "Property"). As consideration Novus will pay such amount, not to exceed $465,000, as will retire the obligations of Park Place to its creditors directly related to the Property..

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Purchase and Sale Agreement dated September 16, 2009
10.2	Notice of Assignment
99.1	News Release dated November 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 19, 2009.

PARK PLACE ENERGY CORP.

/s/ David Johnson
David Johnson,
President & CEO